As filed with the Securities and Exchange Commission on September 4,1998
                                              Registration No. 333-43629


                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                  __________________________________

                    POST-EFFECTIVE AMENDMENT NO. 1
                                 to
                              FORM S-8

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                __________________________________

                        Peoples Bancorp Inc.
       ------------------------------------------------------
       (Exact name of registrant as specified in its charter)

           Ohio                                          31-0987416
-------------------------------                     ------------------
(State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                     Identification No.)

138 Putnam Street, P.O. Box 738, Marietta, Ohio       45750
-----------------------------------------------    ------------
(Address of Principal Executive Offices)            (Zip Code)


Peoples Bancorp Inc. Deferred Compensation Plan for Directors
of Peoples Bancorp Inc. and Subsidiaries as amended
-------------------------------------------------------------
(Full title of the plan)

                                       Copy to:
Charles R. Hunsaker, Esq.              Elizabeth Turrell Farrar, Esq.
Peoples Bancorp Inc.                   Vorys, Sater, Seymour and Pease LLP
138 Putnam Street, P.O. Box 738        52 East Gay Street, P.O. Box 1008
Marietta, Ohio 45750                   Columbus, Ohio 43216-1008
-------------------------------
(Name and address of agent
for service)

                                (614) 374-6109
        -------------------------------------------------------------
        (Telephone number, including area code, of agent for service)
                     _________________________________



                                   PART II
            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.  Exhibits.
------------------
         See the Index to Exhibits attached.



                                SIGNATURES

The Registrant.
---------------
        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Ohio, on the 1st day of September, 1998.

                           PEOPLES BANCORP INC.


                           By:  /s/ ROBERT E. EVANS
                                    Robert E. Evans, President and Chief
                                    Executive Officer

	Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated, on the 1st day of September, 1998.

Signature                         Capacities
--------------------              -------------

/s/ ROBERT E. EVANS               President, Chief Executive
--------------------              Officer and Director
Robert E. Evans

*George W. Broughton              Director
--------------------
George W. Broughton

*Wilford D. Dimit                 Director
--------------------
Wilford D. Dimit

*Barton S. Holl                   Director
--------------------
Barton S. Holl

*Rex E. Maiden                    Director
--------------------
Rex E. Maiden

*Norman J. Murray                 Director
--------------------
Norman J. Murray

*Paul T. Theisen                  Director
--------------------
Paul T. Theisen

*Thomas C. Vadakin                Director
--------------------
Thomas C. Vadakin

*Joseph H. Wesel                  Chairman of the Board and
--------------------              Director
Joseph H. Wesel

*Jeffrey D. Welch                 Treasurer (Principal
--------------------              Accounting Officer)
Jeffrey D. Welch

*John W. Conlon                   Chief Financial Officer
--------------------
John W. Conlon

*By: /s/ ROBERT E. EVANS
         Robert E. Evans
         Attorney-in-Fact



                         INDEX TO EXHIBITS


Exhibit No.    Description                          Page No.
-----------    -----------------------------        -------------------------
  10(a)        Peoples Bancorp Inc. Deferred        Incorporated herein by
               Compensation Plan for Directors      reference to Exhibit 10(a)
               of Peoples Bancorp Inc. and          to the Registrant's
               Subsidiaries effective January       Registration Statement
               2, 1998                              on Form S-8 (Registration
                                                    No. 333-43629) filed
                                                    December 31, 1997 (the
                                                    "Form S-8")

  10(b)        Amendment No. 1 to Peoples           *
               Bancorp Inc. Deferred
               Compensation Plan for Directors
               of Peoples Bancorp Inc. and
               Subsidiaries effective January
               2, 1998

  10(c)        Form of Rabbi Trust Agreement        Incorporated herein by
               between Peoples Bancorp Inc. and     reference to Exhibit
               The Peoples Banking and Trust        10(b) to the Registrant's
               Company related to Peoples Bancorp   Form S-8
               Inc. Deferred Compensation Plan
               for Directors of Peoples Bancorp
               Inc. and Subsidiaries

  23           Consent of Ernst & Young LLP         *

  24           Powers of Attorney                   *



________________
*Filed herewith.